UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2006
Max & Erma’s Restaurants, Inc.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-11514 (Commission File Number)	31-1041397 (IRS Employer Identification No.)
4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On September 12, 2006, Max & Erma’s Restaurants, Inc. (the “Company”) notified The Nasdaq Stock Market, Inc. that it is not in compliance with NASD Rule 4350(c)(1) due to its board of directors no longer being comprised of a majority of independent directors as defined by NASD Rule 4200(a)(15). Currently, the Company has six directors, of whom three are independent directors. Consequently, the Company is in the process of searching for a new candidate to serve on its board who possesses qualifications that will satisfy the Nasdaq independent director requirements.
     According to NASD Rule 4350(c)(1), the Company has until the earlier of its next annual stockholders meeting or September 10, 2007, which is one year from the occurrence of the event that caused the failure to comply with NASD Rule 4350(c)(1), to cure the noncompliance.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 8, 2006, the Company received notice from Thomas R. Green of his resignation from the Company’s Board of Directors. Mr. Green’s resignation was not due to any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies, or practices.
Item 7.01 Regulation FD Disclosure.
     On September 14, 2006, the Company issued a press release entitled, “Max & Erma’s Announces Resignation of Director.” A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 7.01 by reference.
     The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company, dated September 14, 2006, entitled “Max & Erma’s Announces Resignation of Director.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.
Date: September 14, 2006	By:	/s/ William C. Niegsch, Jr.
William C. Niegsch, Jr., Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated September 14, 2006, entitled “Max & Erma’s Announces Resignation of Director.”